UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

380 Madison Avenue

21st Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Jonathan Steinberg, Chief Executive Officer and President of WisdomTree Investments, Inc. (“Company”), has adopted a pre-arranged stock trading plan to exercise 3,000,000 options to purchase common stock of the Company that were granted on March 17, 2004 and expire on March 16, 2014, and to sell 1,800,000 of the underlying shares. Mr. Steinberg’s sole purpose for entering into the plan is to ensure exercise of the options prior to their expiration and to sell a sufficient number of the underlying shares to cover the exercise price and satisfy the tax liability resulting from the exercise of the options. Mr. Steinberg will retain 1,200,000 of the underlying shares after exercise.

The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s internal policies regarding stock transactions.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time a plan is adopted to establish pre-arranged plans to buy or sell company stock. These plans allow insiders to have shares sold for their accounts over a period of time regardless of any material, non-public information they may receive after adopting their plans. In accordance with the 10b5-1 rules, Mr. Steinberg will have no discretion over sales under his plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: August 16, 2013

	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President-Business and Legal Affair, Chief Legal Officer